Exhibit 10 (e) (vi)

SUPPLEMENT to employment Agreement

This SUPPLEMENT to the Employment Agreement by and between Schering-Plough Corporation, a New Jersey corporation (the "Company"), and Joseph C. Connors (the "Executive"), dated as of September 27, 1994 and amended as of September 28, 1999 and January 1, 2002 (as amended, the "Employment Agreement"), is dated as of the 1st day of January, 2002. Capitalized terms used but not defined in this Supplement have the meanings given to them in the Employment Agreement.

The Board of Directors of the Company has determined that it would be detrimental to the interests of the Company and its shareholders if the Executive were to terminate his employment during the term of this Supplement, particularly if the Executive were to engage in activities competitive with the Company. Therefore, the Board has determined to offer to the Executive, and the Executive has agreed, to enter into this Supplement in order to enhance the incentives for the Executive to remain in the employ of the Company and to refrain from such competition.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

    Term. The term of this Supplement (the "Term of this Supplement") shall begin on January 1, 2002 and expire on December 31, 2005; provided, that the Term of this Supplement shall in any event expire immediately before the Effective Date of the Employment Agreement (as defined therein). From and after the expiration of the Term of this Supplement, the Employment Agreement shall remain in effect, without regard to the amendments thereto made by this Supplement except as specifically provided below, unless the Employment Agreement has been sooner terminated in accordance with its terms.

    Procedures for Termination of Employment. The following provisions shall apply in the event of a termination of the Executive's employment during the Term of this Supplement.

      Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Term of this Supplement. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of this Supplement (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 9(b) below of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Supplement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

      Cause. The Company may terminate the Executive's employment during the Term of this Supplement for Cause or without Cause. For purposes of this Supplement, "Cause shall mean:

        the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliated companies (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or the conviction of the Executive of a felony involving moral turpitude.

      For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

      Good Reason. The Executive's employment may be terminated by the Executive for Good Reason or without Good Reason. For purposes of this Supplement, "Good Reason" shall mean:

        the assignment to the Executive of any duties that are materially inconsistent with the Executive's education, training and experience, or that result in a significant diminution in the Executive's status or title, it being understood that a change in the person to whom the Executive reports does not constitute "Good Reason"; or

        any significant reduction by the Company of the Executive's compensation, unless such reduction was part of a reduction approved by the Company's Board of Directors (or a Committee thereof) for one or more employees in addition to the Executive;

      in either case which the Company fails to cure within 20 business days after receiving notice thereof from the Executive.

      Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) below. For purposes of this Supplement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Supplement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

      Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

    Obligations of the Company upon Termination of Employment. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Term of this Supplement, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

        The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Highest Annual Bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

          the amount equal to the product of (1) the lesser of (x) three and (y) the number of days after the Date of Termination and on or before the Executive's 65th birthday, divided by 365, times (2) the sum of (A) the Executive's Annual Base Salary, (B) the Highest Annual Bonus and (C) the highest contributions made under the Company's Employees' Profit Sharing Incentive Plan and the Company's Profit Sharing Benefits Equalization Plan or any successor or replacement plans thereto, for any of the three calendar years preceding the Date of Termination.

        Notwithstanding anything to the contrary in any employee pension benefit plan or any supplemental or excess employee pension benefit plan of the Company (including without limitation the Retirement Plan, the SERP, the Company's Retirement Benefits Equalization Plan (the "BEP") or any successor or replacement plan thereto), all benefits payable to the Executive under any supplemental or excess employee pension benefit plan of the Company (including without limitation the SERP, the BEP or any successor or replacement plan thereto) shall not be reduced by any "reduction factors" or similar formulae or otherwise because such benefits are payable prior to a specified age or because the Executive has not yet reached a specified age (including, without limitation, the Executive's earliest or normal retirement age under the terms of the relevant plan). This Section 3(a)(ii) shall survive until December 31, 2005 notwithstanding any earlier termination of the Term of this Supplement pursuant to the proviso of the first sentence of Section 1 hereof.

      Other Terminations. If, during the Term of this Supplement, the Executive's employment is terminated by reason of the Executive's death or Disability, by the Company for Cause or by the Executive without Good Reason, the Company shall have no further obligations to the Executive or his legal representatives under this Supplement.

      Consequences of Expiration of the Term of this Supplement. If the Executive's employment terminates for any reason during the Term of this Supplement, the provisions of this Section 3 shall survive the expiration of the Term of this Supplement to the extent they remain applicable in accordance with their terms.

    Confidential Information and Competitive Conduct. (a) Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

            Competitive Conduct. During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board, engage in or become associated with a Competitive Activity. For purposes of this Section 4(b): (i) the "Noncompetition Period" means (A) the period during which the Executive is employed by the Company, plus (B) two years following any termination of employment during the Term of this Supplement by the Company for Cause or by the Executive without Good Reason; (ii) a "Competitive Activity" means any business or other endeavor that is engaged in research, development and/or sale of human and/or animal pharmaceutical products, in any county of any state of the United States or any other country; and (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Noncompetition Period which do not constitute a controlling interest of any entity engaged in a Competitive Activity, if such investment is made on a passive basis and the Executive does not act as an employee, officer, director, independent contractor, representative, agent or advisor with respect to such entity and so long as the making or retaining of such investment is not contrary to the best interests of the Company.

            Enforcement. The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants is to protect the goodwill, trade secrets and other confidential information of the Company; (ii) because of the nature of the business in which the Company and its affiliated companies are engaged and because of the nature of the confidential information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company and its affiliated companies in the event the Executive breached any of the covenants of this Section 4; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 4 would be inadequate. The Executive therefore agrees and consents that if he commits any breach of a covenant under this Section 4 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this Section 4 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 4 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

            No Offset. In no event shall an asserted violation of the provisions of this Section 4 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Supplement.

            Consequences of Expiration of the Term of this Supplement. The provisions of this Section 4 shall survive the expiration of the Term of this Supplement to the extent they remain applicable in accordance with their terms, provided that Section 4(b) shall terminate and be of no further force or effect as of the Effective Date.

    Non-exclusivity of Rights. Nothing in this Supplement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 9(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Supplement. Notwithstanding the foregoing, if the Executive receives payments and benefits pursuant to Section 3(a) of this Supplement, the Executive shall not be entitled to any severance pay or benefits under any severance plan, program or policy of the Company or any of its affiliated companies, unless otherwise specifically provided therein in a specific reference to this Supplement.

    No Mitigation; Legal Fees. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Supplement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to reimburse the Executive, to the full extent permitted by law, for all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Supplement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Supplement); provided, that no such reimbursement shall be required if the trier of fact in such contest determines that the Executive's position was frivolous or maintained in bad faith. The provisions of this Section 6 shall survive the expiration of this Supplement to the extent they remain applicable in accordance with their terms.

    Definitions. For purposes of this Supplement, the following terms shall have the meanings provided below:

      Annual Base Salary: the annual rate of the Executive's base salary, as in effect immediately before the Date of Termination, but disregarding any reduction in such base salary resulting from any action constituting "Good Reason" as defined in Section 2(c) above.

      Annual Bonus: a bonus paid or payable under the Company's Executive Incentive Plan, or any comparable bonus under any predecessor or successor plan, including any bonus or portion thereof which has been earned but deferred.

      Highest Annual Bonus: the Executive's highest Annual Bonus for the last three full fiscal years prior to the Date of Termination (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal year).

      Retirement Plan: the Company's qualified defined benefit retirement plan.

      SERP: all excess or supplemental retirement plans in which the Executive participates, collectively.

      Welfare Benefits: all benefits under the welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the Executive or other peer executives of the Company and its affiliated companies.

    Successors.

      This Supplement is personal to the Executive and without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Supplement shall inure to the benefit of, and be enforceable by, the Executive's legal representatives.

      This Supplement shall inure to the benefit of, and be binding upon the Company and its successors and assigns.

      The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Supplement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Supplement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Supplement by operation of law, or otherwise.

    Miscellaneous.

      This Supplement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. The captions of this Supplement are not part of the provisions hereof and shall have no force or effect. This Supplement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Executive:

      Mr. Joseph C. Connors

      (Home Address in signed original)

      If to the Company:

      Schering-Plough Corporation
      2000 Galloping Hill Road
      Kenilworth, New Jersey 07033
      Attention: Chief Executive Officer

      or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

      The invalidity or unenforceability of any provision of this Supplement shall not affect the validity or enforceability of any other provision of this Supplement.

      The Company may withhold from any amounts payable under this Supplement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      The Executive's or the Company's failure to insist upon strict compliance with any provision of this Supplement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 2(c) of this Supplement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Supplement.

      The Executive and the Company acknowledge that this Supplement supersedes any prior agreement between the parties with respect to the subject matter hereof, other than the Employment Agreement.

IN WITNESS WHEREOF, the Executive and, pursuant to the authorization from its Board of Directors, the Company, have caused this Supplement to be executed as of the day and year first above written.

Joseph C. Connors

SCHERING-PLOUGH CORPORATION

By:
Richard Jay Kogan
Chairman of the Board and
Chief Executive Officer